CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


     The undersigned, the President and Chief Executive Officer of The WellCare Management Group, Inc., a New York corporation (hereinafter referred to as the "Corporation") organized and existing under the Business Corporation Law ("BCL") of the State of New York, does hereby certify the following:

     1. The Corporation's name is The WellCare Management Group, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed by the Department of State under and pursuant to the BCL on the 25th day of August, 1983 under the name Ullmann and Castellon, Inc.

     3. The Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended to increase the aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue from twenty-three million (23,000,000) shares to an aggregate of seventy six million three hundred thirteen thousand five hundred fifty-five (76,313,555) shares.

     Article IV Section 1 of the Certificate of Incorporation which refers to the number of authorized shares is hereby amended by striking out Article IV,
Section 1 and substituting in lieu thereof a new Article IV, Section 1 to read as follows:

          "1. General. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is seventy six million three hundred thirteen thousand five hundred fifty-five (76,313,555) shares, of which seventy-five million (75,000,000) shares are to be shares of Common Stock, par value $.01 per share ("Common Stock"), three hundred thirteen thousand five hundred fifty-five (313,555) shares are to be shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and one million (1,000,000) Shares are to be shares of Preferred Stock, par value $.01 per share."

     4. The number of shares of Common Stock currently issued and outstanding is 7,248,687 shares, $.01 par value per share.

     5. The number of shares of Class A Common Stock currently issued and outstanding is 313,555 shares, $.01 par value per share.

     6. The number of authorized, issued and currently outstanding shares of Series A Preferred Stock is 100,000. Immediately upon the amendment to the Certificate of Incorporation increasing the total number of authorized shares of Common Stock by 55,000,000 shares, the 100,000 outstanding shares of Series A Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of subparagraph (d)(vi) of ARTICLE IV,
Section 3 of the Certificate of Incorporation, 9,227,035 shares of Common Stock.

     7. The number of authorized, issued and currently outstanding shares of Series B Preferred Stock is 100,000. At the later of (i) the amendment to the Certificate of Incorporation increasing the total number of authorized shares of Common Stock by 55,000,000 shares or (ii) the obtainment of all governmental and regulatory approvals necessary for the conversion of shares of Series B Preferred Stock into shares of Common Stock, the 100,000 outstanding shares of Series B Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of subparagraph (e)(iii) of
ARTICLE IV, Section 3 of the Certificate of Incorporation, 10,000,000 shares of Common Stock.

     8. The amendment herein provided was approved by the Board of Directors of the Corporation followed by authorization by the vote of the holders of at least a majority of the votes represented by the total outstanding shares of the Corporation entitled to vote thereon, voting as one class, in accordance with
Section 803(a) of the BCL.

     IN WITNESS WHEREOF, the undersigned has executed his name hereunto and affirm that the statements made herein are true under the penalties of perjury on this 11th day of October, 1999.

                                     /s/  Kiran C. Patel
                                   --------------------------------------------
                                   Name:  Kiran C. Patel, M.D.
                                   Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW